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                                                                   EXHIBIT 10.2


                           ANTRA HOLDINGS GROUP, INC.
                               1515 Locust Street
                                    4th Floor
                             Philadelphia, PA 19102



                                                     November 9, 2001

Select Media Communications, Inc.
575 Madison Avenue
Suite 1006
New York, NY  10022

Gentlemen:

         There are presently issued and outstanding Secured Convertible Notes and Put Secured Convertible Notes (collectively, the "Antra Notes") of Antra Holdings Group, Inc. ("Antra"), held by those parties listed on Schedule A annexed hereto (the "Holders"). The Antra Notes were issued on or about July 20, 1999, November 19, 1999 and March 2, 2000, in the principal amounts and as more particularly described on Schedule A annexed hereto. In addition, the Holders own warrants to purchase common stock, par value $.001 per share of Antra (the "Antra Warrants") in the amounts and as more particularly described on Schedule A annexed hereto.

         You have agreed to use your reasonable efforts to cause the Holders to exchange (the "Exchange Transaction") the Antra Notes and Antra Warrants for securities to be issued by Select (the "Select Securities"). In consideration of your issuing the Select Securities, Antra shall issue to you an aggregate of 9,250,000 shares of its common stock, par value $.001 per share (the "New Antra Shares"), simultaneously with the consummation of the Exchange Transaction.

         Antra hereby warrants and represents to you with respect to the New Antra Shares as follows:

                  (a) Antra has all corporate power necessary for the authorization, execution and delivery of this Agreement and the issuance of the New Antra Shares, and this Agreement constitutes the valid and binding obligation of Antra enforceable against Antra in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, moratorium, and other laws of general application affecting the enforcement of creditors' rights;

                  (b) all corporate action on the part of Antra, its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement and the performance of all obligations of Antra hereunder has been taken;

                  (c) no person has any right of first refusal or any pre-emptive or similar rights in connection with the issuance of the New Antra Shares and Antra has reserved 9,250,000 shares of its common stock for issuance of the New Antra Shares in accordance with the terms of this Agreement;


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                  (d) the execution and delivery of the Agreement and the
consummation of the transactions contemplated hereby will not result in a violation or breach of, or constitute a default or require any party's consent under, any term or provision of any agreement or other arrangement to which Antra or any of its shareholders is a party or by which any of them are bound; and

                  (e) the New Antra Shares upon issuance: (i) will be duly authorized and validly issued, fully paid and nonassessable, and (ii) will be free and clear of any security interests, liens, claims or other encumbrances, subject to restrictions upon transfer imposed by federal and state securities laws.

         Antra will deliver a stock certificate or certificates for the New Antra Shares simultaneously with the consummation of the Exchange Transaction.

         If the Exchange Transaction has not been consummated within thirty (30) days from the date hereof, this Agreement shall be deemed terminated and of no further force and effect.

         If the foregoing is in accordance with our understanding, please execute this Agreement at the place provided therefor at the foot hereof.

                                       ANTRA HOLDINGS GROUP, INC.


                                       By: /s/ Joseph Marrone
                                           -----------------------------------
                                           Joseph Marrone,
                                           Chief Executive Officer

Consented and Agreed to:
SELECT MEDIA COMMUNICATIONS, INC.


By: /s/ James F. Mongiardo
    -----------------------------------
    James F. Mongiardo,
    Chief Executive Officer


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                                   Schedule A

1. The conversion privileges provided under the Company's outstanding Convertible Debenture Payable with a principal value of $4,866,666. See attached exhibit to this schedule, which full describes conversion rights. See also exhibit attached to Schedule 4.6(e)(A) - draft of Company's 2000 SB-2 filing which also describes the conversion rights to these Debentures;

2. 1,146,666 @ $2 - warrants issued to Placement Agent for July 20, 1999 secured convertible notes;

3. 720,000 @ $2 - warrants issued to Placement Agent for November, 1999 acceleration of a portion of the Put Option for the secured convertible notes; and

4. 2,433,333 @ $2 - warrants issued to Placement Agent for March, 2000 balance of Put Option plus additional secured convertible notes.



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